Exhibit 23.2
                                     Consent

                  The undersigned hereby consents to the inclusion of its opinion letters as exhibits to the Registration Statement on Form S-8 of Balchem Corporation (the "Registrant") with respect to the offer and sale of shares of Common Stock of the Registrant pursuant to the Registrant's 1994 Incentive Stock Option Plan, the Registrant's Stock Option Plan for Directors, the Registrant's predecessor Stock Option Plan for Directors (adopted in 1989), the Balchem Corporation 1999 Stock Plan, and options granted pursuant to certain agreements with Charles B. McLelland. Such opinions were previously filed as Exhibit 5 to the Registrant's registration statement on Form S-8 (No. 33-35950) and Exhibit 5 to the Registrant's registration statement on Form S-8 (No. 33-35912), respectively.

Dated May 6, 1999

                                             /s/ Lebensfeld Borker & Sussman LLP
                                             -----------------------------------
                                                 Lebensfeld Borker & Sussman LLP